Exhibit (11) under Form N-1A
                                                     Exhibit 23 under 601/Reg SK

INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of Municipal Securities Income Trust

We consent to the use in Post-Effective Amendment No. 19 to Registration Statement (No. 33-36729) of Municipal Securities Income Trust (including California Municipal Income Fund, Michigan Intermediate Municipal Trust, New York Municipal Income Fund, Ohio Municipal Income Fund and Pennsylvania Municipal Income Fund) of our reports dated October 13, 1995, appearing in the Prospectuses, which are a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectuses.


DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania